N E W S            R E L E A S E

SCS Transportation, Inc. Announces 2nd Quarter Earnings Conference Call; Updates Full-Year
Guidance

KANSAS CITY, Mo.—(BUSINESS WIRE)—July 7, 2005—SCS Transportation, Inc. (NASDAQ: SCST) announced it will release second-quarter results after the market close on Monday, July 18, 2005 and hold a conference call to discuss the results on Tuesday, July 19, 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).

Second-quarter results will include approximately $2.5 million, or $0.10 per share, in higher than expected expenses at Saia pertaining to severe accidents in the quarter and an adverse verdict relating to a 2001 employment matter. Saia second-quarter results, excluding these items, are projected to exceed management expectations and second-half outlook for Saia remains unchanged. At Jevic, performance improvement initiatives continue but, due to on-going tonnage weakness, both second-quarter and second-half results are projected to be below prior expectations. Based on these impacts, the Company now expects its full-year earnings to be in the range of $1.35 to $1.50 per share, down from the $1.55 to $1.70 communicated in the Company’s April 20 first-quarter earnings conference call. Additional details will be discussed in the July 19 conference call.

To participate in the call, please dial 1-800-275-8866 or dial 1-706-634-4936 for international calls. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.scstransportation.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through August 1, 2005. The replay is available by dialing 1-800-642-1687 and using conference code 7677597.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

SCS Transportation, Inc. provides trucking transportation and supply chain solutions to a broad base of customers across the United States. With annual revenue exceeding $1 billion, the Company focuses on regional and interregional less-than-truckload (LTL), and selected truckload (TL) and time-definite services. Operating subsidiaries are Saia, a multi-region LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL and truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 8,900 employees nationwide.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers, fuel, purchased transportation and operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; integration risks; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

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CONTACT:	Jim Bellinghausen Vice President – Finance and CFO SCS Transportation 816-714-5904 jbellinghausen@scstransportation.com